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                                                                     EXHIBIT 4.4


                             SEGUE SOFTWARE, INC.

                  NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

     This Non-Qualified Stock Option Grant Agreement (this "Agreement") is made as of September 5, 1997, by and between Segue Software, Inc., a Delaware corporation (the "Company"), and Stephen B. Butler, an employee of the Company (hereinafter called "Optionee").

     Section 1.  Definitions.  Unless otherwise specified or unless the context
                 -----------
otherwise requires, the following terms, as used in this Agreement, have the following meanings:

          Affiliate means a corporation which, for purposes of Section 424 of
          ---------
          the Code, is a parent or subsidiary of the Company, direct or indirect.

          Board means the Board of Directors of the Company.
          -----

          Code means the United States Internal Revenue Code of 1986, as
          ----
          amended.

          Common Stock means the Company's common stock, par value $.01 per
          ------------
          share.

          Disability or Disabled means permanent and total disability as defined
          ----------    --------
          in Section 22(e)(3) of the Code.

          Fair Market Value of a share of Common Stock means:
          -----------------

          (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, either (a) the average of the closing or last prices of the Common Stock on the Composite Tape or other comparable reporting system for the ten
               (10) consecutive trading days immediately preceding the applicable date or (b) the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date, as the Board shall determine.

          (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading days or day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, either
               (a) the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the ten (10) trading days on which Common Stock was traded immediately preceding the applicable date or (b) the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date, as the Board shall determine; and
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          (3)  If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine.

          Optionee's Survivors means the legal representatives of Optionee
          --------------------
          and/or any person or persons who acquired Optionee's rights to the Option (as hereinafter defined) by will or by the laws of descent and distribution.

          Shares means shares of the Common Stock as to which the Option (as
          ------
          hereinafter defined) has been granted hereunder or any shares of capital stock into which the Shares are changed or for which they are exchanged pursuant to Section 14 hereof. The Shares issued upon exercise of the Option (as hereinafter defined) may be authorized and unissued shares or shares held by the Company in its treasury, or both.

     Section 2.  Grant of the Option.  The Company hereby grants to Optionee the
                 -------------------
right and option (the "Option") to purchase on or prior to September 5, 2007 (the "Expiration Date") all or any portion of an aggregate number of shares of Common Stock at an exercise price per share in accordance with a vesting schedule, all as fully set forth on the "Notice of Stock Options and Option Agreement" attached hereto and subject to the terms and conditions set forth hereinafter.

     Section 3.  Manner of Exercise.  The Option (or any part or portion
                 ------------------
thereof) shall be exercised by giving written notice to the Company at its principal office address, together with provision for payment of the full purchase price in accordance with this Section 3 for the Shares as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in this Agreement. Such written notice shall be signed by Optionee, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by this Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Board, through delivery of shares of Common Stock that are not then subject to restrictions under any Company plan or agreement and that have been held by Optionee for at least six (6) months, or (c) at the discretion of the Board, by delivery of Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Board, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Board, or (e) at the discretion of the Board, by any combination of (a), (b), (c) and (d) above.

     The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to Optionee (or to Optionee's Survivors, as the case

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may be).  In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

     Notwithstanding any other provision hereof, no portion of the Option shall be exercisable after the Expiration Date.

     Section 4.  Acceleration of Exercise.  The Board shall have the right to
                 ------------------------
accelerate the exercisability of all or any portion of the Option.

     Section 5.  Amendment or Modification.  The Board may, in its discretion,
                 -------------------------
amend any term or condition of the Option; provided, however, that any such amendment shall be made only with the consent of Optionee, or in the event of the death of Optionee, Optionee's Survivors, if the amendment is adverse to Optionee.

     Section 6.  Rights as a Stockholder. Optionee shall have no rights as a
                 -----------------------
stockholder with respect to any Shares covered by the Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of Optionee.

     Section 7.  Transfer and Assignment.  The Option shall not be transferable
                 -----------------------
by Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder; provided, however, that the designation of a beneficiary of the Option by Optionee shall not be deemed a transfer prohibited by this Section 7. Except as provided in the preceding sentence, the Option shall be exercisable, during Optionee's lifetime, only by Optionee (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Agreement, or the levy of any attachment or similar process upon the Option, shall be null and void.

     Section 8.  Termination of Service Other Than "For Cause".  Except as
                 ---------------------------------------------
otherwise provided in this Agreement, in the event of a termination of service of Optionee (whether as an employee, director or consultant) with the Company or an Affiliate before Optionee has exercised the Option in full, the following rules apply:

          (a) If Optionee ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in

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Sections 9, 10, and 11, respectively), then Optionee may exercise the Option to the extent that the Option is exercisable on the date of such termination of service, within three (3) months after the date of such termination, or until the Expiration Date, if earlier. Subject to Section 3, any portion of the Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

          (b) The provisions of this Section 8, and not the provisions of
Section 10 or 11, shall apply to Optionee if Optionee subsequently becomes disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of Optionee's disability or death within three (3) months after the termination of employment, director status or consulting, such Disabled Optionee or Optionee's Survivors may exercise the Option within one (1) year after the date of Optionee's disability or death, but in no event after the Expiration Date.

          (c) Notwithstanding anything herein to the contrary, if subsequent to the termination of employment, termination of director status or termination of consultancy, of Optionee but prior to the exercise of the Option, the Board determines that, either prior or subsequent to the Optionee's termination, Optionee engaged in conduct which would constitute "cause", then Optionee shall forthwith cease to have any right to exercise the Option.

          (d) If Optionee is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability) or who is on leave of absence for any purpose, then Optionee shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated Optionee's employment, director status or consultancy with the Company or with an Affiliate, except as the Board may otherwise expressly provide.

          (e) The Option shall not be affected by any change of employment or other service within or among the Company and any Affiliates, so long as Optionee continues to be an employee, director or consultant of the Company or any Affiliate, provided, however, if Optionee's employment by either the Company or an Affiliate should cease (other than to become an employee of an Affiliate or the Company), such termination shall affect Optionee's rights under the Option in accordance with the terms of this Agreement.

     Section 9.  Termination of Service "For Cause".  Except as otherwise
                 ----------------------------------
provided in this Agreement, the following rules apply if Optionee's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that the Option has been exercised in full:

          (a) As of the date Optionee is notified that his service is terminated "for cause," the Option shall terminate immediately and be of no further force or effect.

          (b) For purposes of this Section 9, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of

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confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Board as to the existence of cause will be conclusive on Optionee and the Company.

          (c) "Cause" is not limited to events which have occurred prior to a Optionee's termination of service, nor is it necessary that the Board's finding of "cause" occur prior to termination. If the Board determines, subsequent to Optionee's termination of service but prior to the exercise of the Option, that either prior or subsequent to Optionee's termination Optionee engaged in conduct which would constitute "cause", then Optionee's right to exercise the Option is forfeited.

     Section 10.  Termination of Service for Disability.  Except as otherwise
                  -------------------------------------
provided in this Agreement, if Optionee ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability, then Optionee may exercise the Option to the extent exercisable but not exercised on the date of Disability. Optionee may exercise such rights only within a period of not more than one (1) year after the date that Optionee became Disabled, notwithstanding that Optionee might have been able to exercise the Option as to some or all of the Shares on a later date if he had not become disabled and had continued to be an employee, director or consultant or until the Expiration Date, if earlier.

     The Board shall make the determination as to whether a Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and Optionee, in which case such procedure shall be used for such determination). If requested, Optionee shall be examined by a physician selected or approved by the Board, the cost of which examination shall be paid for by the Company.

     Section 11.  Termination of Service by Reason of Death.  Except as
                  -----------------------------------------
otherwise provided in this Agreement, in the event of the death of Optionee while he is an employee, director or consultant of the Company or of an Affiliate, the Option may be exercised by Optionee's Survivors to the extent exercisable but not exercised on the date of death. If Optionee's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of Optionee, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he had not died and had continued to be an employee, director or consultant or until the Expiration Date, if earlier.

     Section 12.  Purchase for Investment.
                  -----------------------

     Unless the offering and sale of the Shares to be issued upon the exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

          (a) Optionee shall warrant to the Company, prior to the receipt of such Shares, that he is acquiring such Shares for his own account, for

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investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event Optionee shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise or such grant:

               The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.

          (b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

     The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

     Section 13.  Dissolution or Liquidation of the Company.  Upon the
                  -----------------------------------------
dissolution or liquidation of the Company, the Option or any part thereof which as of such date has not been exercised will terminate and become null and void; provided, however, that if the rights of Optionee or Optionee's Survivors have not otherwise terminated and expired, Optionee or Optionee's Survivors will have the right immediately prior to such dissolution or liquidation to exercise the Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

     Section 14.  Adjustments to the Shares.  Upon the occurrence of any of the
                  -------------------------
following events, the rights of Optionee with respect to the Option or any part thereof which has not previously been exercised in full shall be adjusted as hereinafter provided:

          (a) Stock Dividends and Stock Splits.  If the shares of Common Stock
              --------------------------------
shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of the Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) Consolidations or Mergers.  If the Company is to be consolidated
              -------------------------
with or acquired by another entity in a merger, sale of all or substantially all

                                       6
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of the Company's assets or otherwise (an "Acquisition"), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to the Option, either (i) make appropriate provision for the continuation of the Option by substituting on an equitable basis for the Shares then subject to the Option either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to Optionee, provide that the Option must be exercised (either to the extent then exercisable or, at the discretion of the Board, the Option being made fully exercisable for purposes of this subsection), within a specified number of days of the date of such notice, at the end of which period the Option shall terminate; or (iii) terminate the Option in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Option (either to the extent then exercisable or, at the discretion of the Board, the Option being made fully exercisable for purposes of this subsection) over the exercise price thereof.

          (c) Recapitalization or Reorganization.  In the event of a
              ----------------------------------
recapitalization or reorganization of the Company (other than a transaction described in subsection (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, Optionee, upon exercising the Option, shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised such Option prior to such recapitalization or reorganization.

     Section 15.  Issuance of Securities.  Except as expressly provided herein,
                  ----------------------
no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Option. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

     Section 16.  Fractional Shares.  No fractional share shall be issued under
                  -----------------
this Agreement and Optionee shall receive from the Company cash in lieu of such fractional share equal to the Fair Market Value thereof.

     Section 17.  Tax Withholding.  In the event that any federal, state, or
                  ---------------
local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from Optionee's salary, wages or other remuneration in connection with the exercise of the Option, Optionee shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed Optionee, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Board (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, Optionee may be required to advance the difference in cash to the Company or the

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Affiliate employer.  The Board in its discretion may condition the exercise of the Option for less than the then Fair Market Value on Optionee's payment of such additional withholding.

     Section 18.  No Special Employment Rights.  Nothing in this Agreement shall
                  ----------------------------
be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of Optionee, nor to prevent Optionee from terminating his or her own employment, consultancy or director status or to give Optionee a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

     Section 19.  General Provisions.
                  ------------------

          (a) Governing Law.  This Agreement shall be construed and enforced in
              -------------
accordance with the laws of the State of Delaware.

          (b) Notices.  Any notices required or permitted by the terms of this
              -------
Agreement shall mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionee at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    THE COMPANY:
                                    -----------

                                    SEGUE SOFTWARE, INC.


                                    By: /s/ J. JEFFREY BINGENHEIMER
                                       ------------------------------
                                      Name: J. Jeffrey Bingenheimer
                                      Title: Chief Financial Officer


                                    OPTIONEE:
                                    --------



                                     /s/ STEPHEN B. BUTLER
                                    ---------------------------------------
                                    Stephen B. Butler

                                    Optionee's Address:

                                    _________________________________
                                    _________________________________
                                    _________________________________
                                    _________________________________

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                                                         Segue Software, Inc.
                                                         ID: 95-4188982
                                                         1320 Centre Street
                                                         Newton, MA 02159


             NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT
             -----------------------------------------------------


Stephen B. Butler            Option Number: A0000560
133 Hillside Avenue          Plan:
Needham, MA USA 02194        ID:  ###-##-####

--------------------------------------------------------------------------------

Effective 9/5/97, you have been granted a(n) Non-Qualified Stock Option to buy 315,556 shares of Segue Software, Inc. (the Company) stock at $9.0000 per share.

The total option price of the shares granted is $2,840,004.00.

Shares in each period will become fully vested on the date shown.

            Shares      Vest Type    Full Vest   Expiration
            ------    ------------   ---------   ----------
            78,889    On Vest Date     9/4/98      9/5/07
            78,889    On Vest Date     9/4/99      9/5/07
            78,889    On Vest Date     9/4/00      9/5/07
            78,889    On Vest Date     9/4/01      9/5/07

-------------------------------------------------------------------------------

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the attached Agreement on Form S-8 and the Option Agreement, all of which are attached and made a part of this document.

--------------------------------------------------------------------------------

________________________________    __________________________
Segue Software, Inc.                Date


________________________________    __________________________
Stephen B. Butler                   Date

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